Exhibit 5

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity	Rinker Group Limited

ABN	53 003 433 118

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	David Vincent Clarke

Date of last notice	28 March 2006

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect

Nature of indirect interest

Mr Clarke’s interest in the shares is under the Rinker Group Limited Performance Share Plan (PSP) which is described on page 40 of the Company’s 2006 Annual Report. The shares (in the form of American Depositary Receipts (ADRs)) are subject to performance based vesting hurdles. The shares are held by the nominee under PSP.

(including registered holder)
Note: Provide details of the circumstances giving rise to the relevant interest.

Date of change	29 May 2006 (purchases made by nominee on each day during the period 15-18 May 2006 and allocated to Mr Clarke on 29 May 2006)

No. of securities held as shown on previous notice	Held personally: 193,694 (direct interest)

Held under the Rinker Materials Corporation Profit Sharing 401(k) Plan (401(k) Plan): 67,805 (indirect interest)

Held in respect of the Rinker Materials Benefit Restoration and Voluntary Deferral Plan (US Deferral Plan) –

formerly known as the Rinker Materials Corporation Supplemental Executive Profit Sharing 401(k) Plan: 249,020 (indirect interest)

Held under PSP: 900,000 (indirect interest)

Class	Ordinary

Number acquired	(1) 400,000 (to be held as 80,000 ADRs)
(2) 93,000 (to be held as 18,600 ADRs)

Number disposed	—

Value/Consideration	(1) $8,079,851
Note: If consideration is non-cash, provide details and estimated valuation	(2) $1,878,417 (consideration paid by nominee to acquire the shares)

No. of securities held after change	Held personally: 193,694* (direct interest)

Held under 401 (k) Plans: 67,805* (indirect interest)

Held in respect of US Deferral Plan: 249,020* (indirect interest)

Held under PSP: 1,393,000 (indirect interest)

* unchanged

Nature of change

Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back	On market purchase by nominee under PSP to satisfy:
(1) 2006 PSP award made on 29 May 2006

(2) Balance of 2005 PSP award made on 16 February 2006 – note, this award was disclosed in the Appendix 3Y notice provided by the Company to ASX on 28 March 2006, at which time the award had been made but the corresponding shares had not been purchased by the nominee. See Part 2 of this notice.

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	Award of shares under PSP on 16 February 2006.

Nature of interest

Right to have further shares acquired under PSP which, after the shares (in the form of ADRs) have been acquired by the nominee under PSP, will be subject to performance based vesting hurdles.

This right has now been satisfied by the nominee’s acquisition of 93,000 shares referred to in Part 1 of this notice.

Name of registered holder	—
(if issued securities)

Date of change	29 May 2006

No. and class of securities to which interest related prior to change	Interest in respect of 93,000 ordinary shares under PSP (to be held as 18,600 ADRs).

Note: Details are only required for a contract in relation to which the interest has changed

Interest acquired

Interest disposed	Right to have 93,000 shares acquired was satisfied by PSP nominee’s acquisition of those shares.

Value/Consideration
Note: If consideration is non-cash, provide details and an estimated valuation

Interest after change	Nil.*

* After the relevant shares/ADRs are acquired and allocated, Mr Clarke holds a relevant interest in the shares and they are disclosed in Part 1 of this notice.